Exhibit 32

                         CERTIFICATION OF 10-QSB REPORT
                                       OF
                          ZYNEX MEDICAL HOLDINGS, INC.
                       FOR THE QUARTER ENDED JUNE 30, 2005

     1. The undersigned are the Principal Executive Officer and Principal Financial Officer of Zynex Medical Holdings, Inc. ("Zynex"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-QSB Report of Zynex for the quarter ended June 30, 2005.

     2. We certify that such 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of Zynex.

This Certification is executed as of August 11, 2005.

                                           /s/ Thomas Sandgaard
                                           -------------------------------------
                                           Thomas Sandgaard
                                           President and Chief Executive Officer



                                            /s/ Peter J. Leveton
                                           -------------------------------------
                                            Peter J. Leveton
                                            Chief Financial Officer